Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
ProLine Sports, Inc.
C/o Feel Golf Company, Inc.
107 Commerce Way
Sanford, FL  32771

We have audited the accompanying balance sheets of ProLine Sports, Inc. as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2010 and 2009.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ProLine Sports, Inc. as of December 31, 2010 and 2009 and the results of its operations and its cash flows for each of the years in the period ended December 31, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ W.T. Uniack & Co., CPA’s P.C.

Woodstock, Georgia
September 13, 2011

PROLINE SPORTS, INC.
Balance Sheets

ASSETS

	December 31,	December 31,
	2010	2009
CURRENT ASSETS

Cash	$7,454	$22,869
Accounts receivable, net	267,130	245,284
Inventory, net	338,616	246,589
Other current assets	1,304	32,135

Total Current Assets	614,504	546,877

PROPERTY AND EQUIPMENT, net	37,228	38,866

OTHER ASSETS
Deposits	1,308	1,308

TOTAL ASSETS	$653,040	$587,051

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$75,327	$73,464
Income taxes payable	93,773	45,924
Related party notes payable	32,585	139,522
Royalties payable	-	12,542

Total Current Liabilities	201,685	271,452

LONG-TERM LIABILITIES

Line of credit	236,489	176,277

Total Long-term Liabilities	236,489	176,277

TOTAL LIABILITIES	438,174	447,729

STOCKHOLDERS' EQUITY

Common stock, $0.01 par value; 10,000,000 shares
authorized, 100 and 100 shares
issued and outstanding, respectively	100	100
Additional paid-in capital	-	-
Retained earnings	214,766	139,222

Total Stockholders' Equity	214,866	139,322

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$653,040	$587,051

The accompanying notes are an integral part of these financial statements.

PROLINE SPORTS, INC.
Statements of Operations

	For the Years Ended
	December 31,
	2010	2009

REVENUES, net	$1,309,804	$1,376,431
COST OF SALES	543,360	586,687

GROSS PROFIT	766,444	789,744

OPERATING EXPENSES
Advertising	81,173	56,037
Salaries and commissions	325,379	328,601
Rent - related party	60,000	60,000
General and administrative expenses	161,086	224,414

Total Operating Expenses	627,638	669,052

INCOME FROM OPERATIONS	138,806	120,692

OTHER INCOME AND (EXPENSE)

Interest income	6	-
Interest expense	(14,970)	(11,224)

Total Other Income and (Expense)	(14,964)	(11,224)

NET INCOME BEFORE TAXES	123,842	109,468
PROVISION FOR INCOME TAXES	48,298	42,693

NET INCOME	$75,544	$66,775

BASIC AND DILUTED EARNINGS
PER COMMON SHARE	$755.44	$667.75

WEIGHTED AVERAGE NUMBER OF BASIC AND
DILUTED COMMON SHARES OUTSTANDING	100	100

The accompanying notes are a integral part of these financials statements.

PROLINE SPORTS, INC.
Statements of Stockholders' Equity

			Additional
	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total

Balance, December 31, 2008	100	$100	$-	$72,447	$72,547

Net income for the year ended December 31, 2009	-	-	-	66,775	66,775

Balance, December 31, 2009	100	100	-	139,222	139,322

Net income for the year ended December 31, 2010	-	-	-	75,544	75,544

Balance, December 31, 2010	100	$100	$-	$214,766	$214,866

The accompanying notes are an integral part of these financial statements.

PROLINE SPORTS, INC.
Statements of Cash Flows

	For the Years Ended
	December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income	$75,544	$66,775
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:
Depreciation	10,087	8,105
Allowance for bad debts	(1,837)	9,705
Changes in operating assets and liabilities:
Accounts receivable	(20,009)	(101,993)
Inventory	(92,027)	106,430
Other current assets	30,831	(22,884)
Income taxes payable	47,849	45,924
Accounts payable and accrued expenses	1,863	3,305
Royalties payable	(12,542)	(8,851)

Net Cash Provided by Operating Activities	39,759	106,516

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment	(8,449)	(288)

Net Cash Used in Investing Activities	(8,449)	(288)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party payables	68,560	31,164
Repayment of related party payables	(175,497)	(122,310)
Proceeds from notes payable	144,000	245,000
Repayment of notes payabe	(83,788)	(240,081)

Net Cash Used in Financing Activities	(46,725)	(86,227)

NET INCREASE (DECREASE) IN CASH	(15,415)	20,001
CASH AT BEGINNING OF YEAR	22,869	2,868

CASH AT END OF YEAR	$7,454	$22,869

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$14,970	$11,224
Income taxes	449	(3,231)

The accompanying notes are an integral part of these financial statements.

PROLINE SPORTS, INC.
Notes to the Financial Statements
December 31, 2010 and 2009

NOTE 1 – NATURE OF OPERATIONS

Pro Line Sports, Inc. (the “Company”) was incorporated in the state of Florida in 1996.  The Company markets and sells a patented golf ball retriever, promotional products and other golf accessories. The Company’s products are distributed through golf retailers as well as golf pro shops and country clubs throughout the United States. Additionally, the Company has distributors in Canada, Great Britain and with plans to expand to Japan and Asia.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
The preparation of these financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company regularly evaluates estimates and assumptions related to valuation allowances on accounts receivable, valuation and amortization policies on property and equipment, and valuation allowances on deferred income tax losses. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basis of Presentation
These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. As of December 31, 2010 and 2009 the Company had $7,454 and $22,869 in cash, respectively.  The Company had no cash equivalents.

Concentration of Credit Risk
Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash and trade receivables.

The Company’s cash balances are maintained in accounts held by major banks and financial institutions located in the United States.  The Company’s policy is to never maintain amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000.

Concentrations of credit risk with respect to trade receivables are limited due to the clients that comprise the Company’s customer base and their dispersion across different business and geographic areas.  Management estimates and maintains an allowance for potentially uncollectible accounts and actual losses have historically been within management's expectations.

Accounts Receivable
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts represents the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable balance. The Company determines the allowance for doubtful accounts based upon historical write-off experience and current economic conditions. The adequacy of its allowance for doubtful accounts is reviewed on a regular basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for doubtful accounts totaled $21,849 and $23,685 as of December 31, 2010 and 2009.

PROLINE SPORTS, INC.
Notes to the Financial Statements
December 31, 2010 and 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment
Property and equipment is recorded at cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service. The Company generally uses the following depreciable lives for its major classifications of property and equipment:

Useful
Description	Lives (Years)
Software	3
Office Equipment	5
Equipment	7
Leasehold improvements	10

Fair Value of Financial Instruments
The Company adopted the standard issued by the FASB, which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported on the balance sheets for cash, accounts receivable, and accounts payable and accrued expenses, approximate their fair market value based on the short-term maturity of these instruments.

The following table presents assets and liabilities that are measured and recognized at fair value as of December 31, 2010, on a non-recurring basis:
Description	Level 1	Level 2	Level 3	Total Gains and (Losses)
Related party notes payable	$-	$-	$(32,585)	$-
Notes payable	-	-	(236,489)	-
Total	$-	$-	$(269,074)	$-

The standard issued by the FASB concerning the fair value option for financial assets and liabilities, became effective for the Company on January 1, 2008. The standard establishes a fair value option that permits entities to choose to measure eligible financial instruments and certain other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value options have been elected in earnings at each subsequent reporting date. For the years ended December 31, 2010 and 2009, there were no applicable items on which the fair value option was elected.

Revenue Recognition
The Company applies the provisions of ASC 605, "Revenue Recognition in Financial Statements", which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue related to goods and services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

PROLINE SPORTS, INC.
Notes to the Financial Statements
December 31, 2010 and 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising and Marketing
The Company expenses advertising costs in the period in which they are incurred. Advertising and marketing expense was $81,173 and $56,037 for the years ended December 31, 2010 and 2009, respectively.

Income Taxes
The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

In July, 2006, the FASB issued ASC 740, Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. ASC 740 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. ASC 740 became effective as of January 1, 2007 and had no impact on the Company’s financial statements.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Basic and Diluted Net income (Loss) per Share
The Company computes net income (loss) per share in accordance with ASC 260 which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.  For the year ended December 31, 2010 and 2009, the Company had no dilutive or potentially dilutive instruments.

Inventory
The Company’s inventory consists of golf ball retrievers and other golf accessories.  The inventory is and valued at cost.    Management performs periodic reviews of its slow-moving inventory for possible impairment.  When slow-moving inventory is identified, its cost is also adjusted so as to represent the lower of cost or market at all times.

Property and Equipment
Property and equipment are recorded as cost.  Major additions and improvements are capitalized.  Maintenance and repairs that do not extend the useful life of the assets are expensed as incurred.  Depreciation of property and equipment is determined using the straight-line method over their useful lives.

Recent Accounting Pronouncements
Below is a listing of the most recent accounting pronouncements issued since through May 27, 2010. The Company has evaluated these pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial positions, results of operations or cash flows.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.

PROLINE SPORTS, INC.
Notes to the Financial Statements
December 31, 2010 and 2009
NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)
In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167.

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166.

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15,2010. Early adoption is permitted.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition  Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.

In July 2009, the FASB ratified the consensus reached by ASC Topic 470 "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance”. The provisions of ASC 470, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. ASC 470 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009.

PROLINE SPORTS, INC.
Notes to the Financial Statements
December 31, 2010 and 2009

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is calculated on the straight-line method over the estimated useful life of the assets. Depreciation expense for the years ended December 31, 2010 and 2009 was $10,087 and $8,105, respectively.
	2010	2009
Software	$6,079	$-
Office equipment	8,872	8,872
Equipment	34,130	31,760
Leasehold improvements	25,705	25,705
Accumulated depreciation	(37,558)	(27,471)
Net Book Value	$37,228	$38,866

NOTE 4 – RELATED PARTY TRANSACTIONS

At various dates the Company has borrowed cash from the Company’s owner for operating purposes.  The notes are due on demand, bear interest at approximately 5% and are unsecured.  As of December 31, 2010 and 2009, the Company owed $32,585 and $139,522, respectively.  During the years ended December 31, 2010 and 2009 the Company recorded and paid $8,083 and $4,523, respectively,  in interest expense on this note.

The Company also rents its warehouse and office facilities from a company controlled by the owner of the Company.  Rent expense paid to related parties totaled $60,000 and $60,000 for the years ended December 31, 2010 and 2009.

NOTE 5 – LINE OF CREDIT

The Company has an obligation under a line of credit which is primarily used to acquire inventory.  The credit line bears interest at prime rates, requires that monthly interest only payments are made, is secured personally by the Company’s owner, and is due in full in 2016.  As of December 31, 2010 and 2009, the Company owes $236,489 and $176,277, respectively.  During the years ended December 31, 2010 and 2009 the Company recorded and paid $6,887 and $6,700 in interest expense on this note. The Company has approximately $13,500 of available credit facilities as of December 31, 2010.

NOTE 6 – COMMON STOCK

The Company has 10,000,000 shares authorized, par value $0.01, with 100 shares issued and outstanding as of December 31, 2010 and 2009.  No equity activity took place during the years ended December 31, 2010 or 2009.

NOTE 7 – INCOME TAXES

The Company’s provision for income taxes was $37,399 for the year ended December 31, 2010.  The tax effects of significant items comprising the Company's net deferred taxes as of December 31, 2010 and 2009 were as follows:

Deferred Tax liabilities:	2010	2009
(34% Federal, 5% FL)
Net operating income	$48,298	$42,693
Income taxes paid	-	-
Valuation allowance	-	-
	$48,298	$42,693

PROLINE SPORTS, INC.
Notes to the Financial Statements
December 31, 2010 and 2009

NOTE 7 – INCOME TAXES (CONTINUED)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years ended December 31, 2010 and 2009 due to the following:
	2010	2009
Income tax expense at U. S. federal statutory rates:	$48,298	$42,693
Non deductible expenses	-	-
	$48,298	$42,693

The Company adopted the provisions of ASC 740 at the beginning of fiscal year 2008. As a result of this adoption, the Company has not made any adjustments to deferred tax assets or liabilities.  The Company did not identify any material uncertain tax positions on returns that have been filed or that will be filed.  The Company did not recognize any interest or penalties for unrecognized tax liabilities during the years ended December 31, 2010 and 2009, nor was any interest or penalties accrued as of December 31, 2010.

The Company has filed income tax returns in the United States and Florida. All tax years prior to 2007 are closed by expiration of the statute of limitations.   The years ended December 31, 2010, 2009, and 2008 are open for examination.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating Leases
The Company currently leases its office and warehouse location from a company controlled by the owner of the Company.  The Company signed a ten year lease agreement beginning on January 1, 2007 for $60,000 per year.

Litigation
The Company may be involved from time to time in ordinary litigation that will not have a material effect on its operations or finances. The Company is not aware of any pending or threatened litigation, except as outlined below, against the Company or the Company's officers and directors in their capacity as such that could have a material impact on the Company's operations or finances.

License Agreement
On January 22, 1996 the Company entered into a license agreement for exclusive rights to certain patents allowing the Company to manufacture, distribute and license its golf retriever products for the life of the patents.  The Company has agreed to pay five percent (5%) of gross sales of for each golf ball retriever sold or a minimum royalty of $37,500 per year.  Royalty payments are due at the close of each quarter.

On October 1, 1999 the Company signed an addendum to this agreement extending the license agreement to include all sales made in the United Kingdom and Europe.  The Company has agreed to pay three percent (3%) of gross sales of for each golf ball retriever sold in the United Kingdom and Europe.  Royalty payments are due at the close of each quarter.

On May 20, 2002 the Company signed a second addendum increasing the minimum royalty payment to $55,000 in 2002, $65,000 in 2003 and $75,000 for 2004 and all subsequent years. Management has negotiated reductions in the minimum royalty payments for 2010 and 2009.

NOTE 9 – SUBSEQUENT EVENTS (UNAUDITED)

On December 4, 2010 the Company entered into an asset purchase agreement with Feel Golf Company, Inc. (“Buyer”) to purchase one hundred percent (100%) of the right, title and interest in the Company’s tangible and intangible assets for $225,000 cash and other deferred compensation.  On February 11, 2011, the $225,000 funding was received and the sale was made finalized. The value of the consideration given for the Company’s assets exceeds the carrying value and accordingly, no impairment of the assets has been recorded.